Ex - (j)(8)
SCHWAB STRATEGIC TRUST
CERTIFICATE OF ASSISTANT SECRETARY
     I, Christine Pierangeli, hereby certify that I am a duly elected Assistant Secretary of Schwab Strategic Trust, a Delaware Statutory Trust (the “Trust”).
     I do further certify that:
     The following is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on February 17, 2010, in accordance with the Declaration of Trust and the Bylaws of the Trust and that said resolutions have not been rescinded or modified and are now in full force and effect.
Review and Approval of Trustee Power of Attorney
     RESOLVED, that each member of the Board of Trustees and each officer of Schwab Strategic Trust (the “Trust”) who may be required to execute any and all registration statements, or any amendment or amendments thereto be, and each of them hereby is, authorized to execute a power of attorney appointing Koji Felton, Catherine MacGregor, David Lekich and John McGuire, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for him and in his name, place and stead, in any and all capacities, to sign any and all Registration Statements, and any and all amendments thereto relating to the offering of the Trust’s shares under the provisions of the Investment Company Act of 1940, as amended and/or the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, I hereunto subscribe my name this 22nd day of September 2010

/s/ Christine Pierangeli
Christine Pierangeli
Assistant Secretary